UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	September 1, 2008

The Middleton Doll Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-22663	39-1364345
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

N22 W23977 Ridgeview Parkway, Suite 700, Waukesha, WI 53188-1000
(Address of principal executive offices, including zip code)
(262) 347-2904
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                The employment agreements that The Middleton Doll Company (the “Company”) previously entered into with Craig R. Bald, Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of the Company, and Kenneth A. Werner, Jr., a director of the Company and President of the consumer products business segment of the Company, each contain an “evergreen” provision. The evergreen provision provides that the term of each agreement automatically renews for one additional day that it is in effect, such that each agreement remains evergreen for a one year period, unless either party gives written notice to the other to cease the renewals, in which case the employment agreement remains in effect until the end of the then current one-year term. In a written notice dated September 1, 2008, the Company provided notice to Mr. Bald and Mr. Werner that it was ceasing the renewals, which results in the employment agreements having a one-year term beginning on the date Mr. Bald and Mr. Werner received the written notice.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLETON DOLL COMPANY
(Registrant)
By: /s/ Craig R. Bald
Craig R. Bald
Chief Financial Officer, Vice President Finance
and Treasurer

Dated:   September 5, 2008